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                          COOPERATIVE BANKSHARES, INC.
                                   P O BOX 600
                              WILMINGTON, NC 28402
                                 (910) 343-0181

                           TODD L. SAMMONS TO SPEAK AT
                      12TH ANNUAL COMMUNITY BANK CONFERENCE
                   HOSTED BY HOWE BARNES HOEFER & ARNETT, INC.

For Immediate release:  August 9, 2007

Wilmington, NC--Todd L. Sammons, Senior Vice President and Chief Financial Officer of Cooperative Bankshares, Inc. (the "Company") (NASDAQ:"COOP"), will be a guest speaker at the 12th Annual Community Bank Conference hosted by Howe Barnes Hoefer & Arnett, Inc. in Chicago, Illinois. Mr. Sammons' presentation is scheduled for Tuesday, August 14, 2007 at 11:50 a.m. Eastern time and will focus on the Company's performance and strategies.

The presentation slides will be filed with the Securities and Exchange Commission prior to the start of the conference. The presentation will be accessible "live" during the conference on the following site:
www.howebarnes.com. For those unable to listen to the live broadcast, a replay will be available for 7 business days beginning one hour after the conclusion of the event. It will also be available on the Company's website at:
www.coop-bank.com until September 14, 2007.

Cooperative Bankshares, Inc. is the parent company of Cooperative Bank in North Carolina and Bank of Jefferson in Chesterfield County, South Carolina. Chartered in 1898, Cooperative Bank provides a full range of financial services through 23 offices in Eastern North Carolina. Chartered in 1946, Bank of Jefferson operates an office at 144 South Main Street, Jefferson, South Carolina. Cooperative Bank's subsidiary, Lumina Mortgage Company, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through two offices in North Carolina.

                           For additional information:
                                 Todd L. Sammons
                                  910-343-0181